Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333 www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS FIRST QUARTER 2023 RESULTS

First Quarter 2023 Pro Forma RevPAR Grows 19.3%

Operating Income Increase Drives Adjusted EBITDAre Growth of 35% to $44.4 Million

Common Dividend Increased 50% to an Annualized $0.24 Per Share

Austin, Texas, May 3, 2023 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the first quarter ended March 31, 2023.

“We are pleased with our first quarter operating results as average daily rate in our pro forma portfolio reached the highest level in the Company’s history, increasing 11% year-over-year and driving 19% RevPAR growth for the quarter. Our operating results were particularly strong in urban markets, where RevPAR increased 25% from the prior year and the recently acquired NewcrestImage hotels where RevPAR grew 22% year-over-year and exceeded 2019 levels for the first time in our ownership history.  The industry’s recovery is increasingly being driven by midweek, group and business-oriented demand which positions our high-quality portfolio – of which approximately half is located in urban markets – particularly well for this new phase of growth,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer.

“Given the continued recovery in operating fundamentals and strength of our balance sheet, our Board of Directors has authorized an increase of our common dividend by 50%, to $0.24 per share on an annualized basis. This increase reflects the confidence we have in the ongoing strength and durability of our business, supported by continued positive forward booking trends and pace data, while still maintaining a prudent payout ratio,” continued Mr. Stanner.

First Quarter 2023 Summary

•	Net Loss: Net loss attributable to common stockholders narrowed to $5.2 million, or $0.05 per diluted share, compared to a net loss of $12.4 million, or $0.12 per diluted share, for the first quarter of 2022.

•	Pro forma RevPAR: Pro forma RevPAR increased 19.3 percent to $118.18 compared to the first quarter of 2022. Pro forma ADR increased 11.2 percent to $171.63 compared to the same period in 2022, and pro forma occupancy increased 7.3 percent to 68.9 percent.

•	Same Store RevPAR: Same Store RevPAR increased 19.3 percent to $116.28 compared to the first quarter of 2022. Same store ADR increased 11.2 percent to $169.33 compared to the same period in 2022, and same store occupancy increased 7.3 percent to 68.7 percent.

•	Pro Forma Hotel EBITDA (1): Pro forma hotel EBITDA increased 26.8 percent to $62.9 million from $49.6 million in the same period in 2022. Pro forma hotel EBITDA margin expanded to 34.5 percent from 33.0 percent in the same period of 2022.

•	Same Store Hotel EBITDA (1): Same store hotel EBITDA increased 25.8 percent to $59.0 million from $46.8 million in the same period in 2022. Same store hotel EBITDA margin expanded to 34.3 percent from 32.5 percent in the same period of 2022.

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•	Adjusted EBITDAre (1): Adjusted EBITDAre increased 35.0 percent to $44.4 million from $32.9 million in the first quarter of 2022.

•	Adjusted FFO (1): Adjusted FFO was $26.3 million, or $0.22 per diluted share, compared to $20.1 million, or $0.17 per diluted share, in the first quarter of 2022.

The Company’s results for the three months ended March 31, 2023, are as follows (in thousands, except per share amounts):

	For the Three Months Ended March 31,
	2023		2022
Net loss attributable to common stockholders	$(5,228)		$(12,379)
Net loss per diluted share	$(0.05)		$(0.12)
Total revenues	$182,383		$141,869
EBITDAre (1)	$55,340		$38,738
Adjusted EBITDAre (1)	$44,428		$32,921
FFO (1)	$22,076		$14,493
Adjusted FFO (1)	$26,261		$20,141
FFO per diluted share and unit (1)	$0.18		$0.12
Adjusted FFO per diluted share and unit (1)	$0.22		$0.17

Pro Forma (2)
RevPAR	$118.18		$99.08
RevPAR Growth	19.3%
Hotel EBITDA	$62,865		$49,573
Hotel EBITDA margin	34.5%		33.0%
Hotel EBITDA margin growth	147 bps

Same Store (3)
RevPAR	$116.28		$97.46
RevPAR Growth	19.3%
Hotel EBITDA	$58,955		$46,848
Hotel EBITDA margin	34.3%		32.5%
Hotel EBITDA margin growth	173	bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation, and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating income (loss) to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 103 hotels owned as of March 31, 2023, as if each hotel had been owned by the Company since January 1, 2022, and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2022, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

(3)	All same store information includes operating and financial results for 99 hotels owned as of March 31, 2023, and at all times during the three months ended March 31, 2023, and 2022.

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Pending Transaction Activity

As previously announced, the Company remains under contract to dispose of an aggregate of six hotels totaling 750 guestrooms and a vacant land parcel. The aggregate gross sales price for the pending disposition activity is $79.9 million and the hotel transactions are expected to close during the second quarter of 2023 with the vacant land sale closing expected in the second half of 2023. The sales price for all transactions represents a 3.9% capitalization rate based on net operating income after a 4% FF&E reserve for the year ended December 31, 2022. The Company expects to forego between $33 million and $38 million of future near-term required capital expenditures at the six hotels as a result of the sales which would reduce the all-in capitalization rate to approximately 2.6%. All of the pending dispositions are wholly owned assets and net proceeds will be used to reduce the Company’s overall balance sheet net leverage by repaying outstanding debt and increasing liquidity.

The four-hotel portfolio totaling 467 guestrooms is under contract for a gross sales price of $28.1 million. The hotels for sale are:

•	151-guestroom – Hyatt Place Chicago/Lombard/Oak Brook

•	126-guestroom – Hyatt Place Chicago/Hoffman Estates

•	97-guestroom – Hilton Garden Inn Minneapolis/Eden Prairie

•	93-guestroom – Holiday Inn Express & Suites Eden Prairie – Minnetonka

The two-hotel portfolio totaling 283 guestrooms is under contract for a gross sales price of $50.5 million. The hotels for sale are:

•	160-guestroom – Residence Atlanta Midtown/Peachtree at 17th

•	123-guestroom – Courtyard Kansas City Country Club Plaza

The Company makes no assurances that it will be able to complete the sale transactions based on the current contractual terms or at all.

Capital Markets & Balance Sheet

On March 24, 2023, subsidiaries of the GIC joint venture entered into two $100 million interest rate swaps to fix one-month term SOFR at 3.354% until January 2026. The interest rate swaps have an effective date of July 1, 2023, and will increase the Company’s fixed rate indebtedness to approximately 73% of total pro rata debt outstanding and approximately 79% when included the Company’s fixed coupon preferred securities.

On March 31, 2023, the Company exercised the first of four available maturity date extension options on its $400 million senior revolving credit facility. The new maturity date of the revolving credit facility is September 30, 2023, and the Company has three remaining six-month extension options at the Company’s sole discretion available that result in a fully extended maturity date of March 31, 2025.

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As of March 31, 2023, inclusive of its pro rata share of the GIC Joint Venture credit facility, the Company had the following:

•	Outstanding debt of $1.2 billion with a weighted average interest rate of 4.81 percent. After giving effect to interest rate derivative agreements, $748.4 million, or 64 percent, of our outstanding debt had an average fixed interest rate, and $416.0 million, or 36 percent, had a variable interest rate.

•	Unrestricted cash and cash equivalents of $45.9 million.

•	Revolving credit facility availability of $366.5 million on its $400.0 million credit facility.

•	Total liquidity of $412.4 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

Common Dividend Increased 50%

On April 27, 2023, the Company declared an increase to its quarterly cash dividend rate to $0.06 per share on its common stock and per common unit of limited partnership interest in Summit Hotel OP, LP. The quarterly dividend of $0.06 per share represents an increase of $0.02 per share, or 50%, and an annualized dividend yield of 3.9% based on the closing price of shares of the common stock on April 26, 2023.

In addition, the Board of Directors declared a quarterly cash dividend of:

•	$0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock

•	$0.3671875 per share on its 5.875% Series F Cumulative Redeemable Preferred Stock.

•	$0.328125 per unit on its 5.25% Series Z Cumulative Perpetual Preferred Units

The dividends are payable on May 31, 2023, to holders of record as of May 17, 2023.

2023 Outlook

The Company is reiterating its previously provided outlook for the full year 2023 based on 103 lodging assets, 61 of which were wholly owned as of May 3, 2023. There are no pending acquisitions, dispositions, or additional capital markets activities assumed in the Company’s full year 2023 outlook.

	FYE 2023 Outlook
	Low	High
Pro Forma RevPAR (103 Lodging Assets) (1)	$117.50	$123.00
Pro Forma RevPAR Growth	6.00%	11.00%
Adjusted EBITDAre	$190,400	$205,900
Adjusted FFO	$112,100	$128,100
Adjusted FFO per Diluted Unit	$0.92	$1.05
Capital Expenditures, Pro Rata	$60,000	$80,000

(1)	All pro forma information includes operating and financial results for 103 lodging assets owned as of May 3, 2023, as if each property had been owned by the Company since January 1, 2022, and will continue to be owned through the entire year ending December 31, 2023. As a result, the pro forma information includes operating and financial results for lodging assets acquired since January 1, 2022, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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First Quarter 2023 Earnings Conference Call

The Company will conduct its quarterly conference call on Thursday, May 4, 2023, at 9:00 AM ET.

1.	To access the conference call, please pre-register using this link. Registrants will receive a confirmation with dial-in details.

2.	A live webcast of the conference call can be accessed using this link. A replay of the webcast will be available in the Investors section of the Company's website, www.shpreit.com, until July 31, 2023.

Supplemental Disclosures

In conjunction with this press release, the Company has furnished a financial supplement with additional disclosures on its website. Visit www.shpreit.com for more information. The Company has no obligation to update any of the information provided to conform to actual results or changes in portfolio, capital structure or future expectations.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded lodging properties with efficient operating models primarily in the upscale segment of the lodging industry. As of May 3, 2023, the Company's portfolio consisted of 103 assets, 61 of which are wholly owned, with a total of 15,334 guestrooms located in 24 states.

For additional information, please visit the Company's website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN and on Facebook at facebook.com/SummitHotelProperties.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Investments in lodging property, net	$2,776,947	$2,792,552
Assets held for sale, net	79,172	78,576
Cash and cash equivalents	60,678	51,255
Restricted cash	11,153	10,553
Right-of-use assets, net	35,697	35,023
Trade receivables, net	24,070	21,015
Prepaid expenses and other	19,348	8,378
Deferred charges, net	6,932	7,074
Other assets	14,260	17,844
Total assets	$3,028,257	$3,022,270
LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS, AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,467,123	$1,451,796
Lease liabilities, net	26,309	25,484
Accounts payable	5,460	5,517
Accrued expenses and other	86,499	81,304
Total liabilities	1,585,391	1,564,101

Redeemable non-controlling interests	50,219	50,219

Total stockholders' equity	946,219	959,813
Non-controlling interests	446,428	448,137
Total equity	1,392,647	1,407,950
Total liabilities, redeemable non-controlling interests, and equity	$3,028,257	$3,022,270

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	For the Three Months Ended March 31,
	2023	2022
Revenues:
Room	$163,089	$128,810
Food and beverage	10,630	5,662
Other	8,664	7,397
Total revenues	182,383	141,869
Expenses:
Room expense	35,909	28,410
Food and beverage	7,955	4,114
Other lodging property operating expenses	56,125	46,277
Property taxes, insurance and other	14,724	13,138
Management fees	4,805	3,795
Depreciation and amortization	36,908	36,274
Corporate general and administrative	8,005	9,137
Recoveries of credit losses	(250)	-
Total expenses	164,181	141,145
Operating income	18,202	724
Other income (expense):
Interest expense	(20,909)	(13,439)
Other income, net	265	1,742
Total other expense, net	(20,644)	(11,697)
Loss from continuing operations before income taxes	(2,442)	(10,973)
Income tax benefit	472	2,000
Net loss	(1,970)	(8,973)
Loss attributable to non-controlling interests	1,369	1,119
Net loss attributable to Summit Hotel Properties, Inc. before preferred dividends and distributions	(601)	(7,854)
Distributions to and accretion of redeemable non-controlling interests	(657)	(555)
Preferred dividends	(3,970)	(3,970)
Net loss attributable to common stockholders	$(5,228)	$(12,379)
Loss per share:
Basic and diluted	$(0.05)	$(0.12)
Weighted average common shares outstanding:
Basic and diluted	105,312	104,896

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(In thousands, except per share and unit amounts)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(1,970)	$(8,973)
Preferred dividends	(3,970)	(3,970)
Distributions to and accretion of redeemable non-controlling interests	(657)	(555)
Loss related to non-controlling interests in consolidated joint ventures	680	82
Net loss applicable to Common Stock and Common Units	$(5,917)	$(13,416)
Real estate-related depreciation	35,727	35,195
Disposition of assets, net	48	-
Adjustments related to non-controlling interests in consolidated joint ventures	(7,782)	(7,286)
FFO applicable to Common Stock and Common Units	$22,076	$14,493
Recoveries of credit losses	(250)	-
Amortization of debt issuance costs	1,399	1,412
Amortization of franchise fees	142	168
Amortization of intangible assets, net	903	911
Equity-based compensation	1,469	3,698
Debt transaction costs	87	-
Non-cash interest income (1)	(130)	(122)
Non-cash lease expense, net	133	128
Casualty losses, net	536	185
Change in deferred tax asset valuation allowance	63	-
Other non-cash items, net	711	-
Adjustments related to non-controlling interests in consolidated joint ventures	(878)	(732)
AFFO applicable to Common Stock and Common Units	$26,261	$20,141
FFO per share of Common Stock and Common Units	$0.18	$0.12
AFFO per share of Common Stock and Common Units	$0.22	$0.17
Weighted average diluted shares of Common Stock and Common Units for FFO and AFFO (2)	122,010	118,976

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(2)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
Weighted average shares of Common Stock outstanding	105,312	104,896
Dilutive effect of unvested restricted stock awards	138	627
Dilutive effect of shares of Common Stock issuable upon conversion of convertible debt	24,324	23,978
Adjusted weighted diluted shares of Common Stock	129,774	129,501

Non-GAAP adjustment for dilutive effects of Common Units	15,977	13,453
Non-GAAP adjustment for dilutive effects of restricted stock awards	583	-
Non-GAAP adjustment for dilutive effect of shares of Common Stock issuable upon conversion of convertible debt	(24,324)	(23,978)
Non-GAAP weighted dilutive share of Common Stock and Common Units	122,010	118,976

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Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,
	2023	2022
Net loss	$(1,970)	$(8,973)
Depreciation and amortization	36,908	36,274
Interest expense	20,909	13,439
Interest income	(83)	(2)
Income tax benefit	(472)	(2,000)
EBITDA	$55,292	$38,738
Disposition of assets, net	48	-
EBITDAre	$55,340	$38,738
Recoveries of credit losses	(250)	-
Amortization of key money liabilities	(136)	-
Equity-based compensation	1,469	3,698
Debt transaction costs	87	-
Non-cash interest income (1)	(130)	(122)
Non-cash lease expense, net	133	128
Casualty losses, net	536	185
Loss related to non-controlling interests in consolidated joint ventures	680	82
Other non-cash items, net	711	-
Adjustments related to non-controlling interests in consolidated joint ventures	(14,012)	(9,788)
Adjusted EBITDAre	$44,428	$32,921

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(In thousands)

	For the Three Months Ended March 31,
Pro Forma Operating Data (1,2)	2023	2022
Pro forma room revenue	$163,089	$135,280
Pro forma other hotel operating revenue	19,294	14,969
Pro forma total revenues	182,383	150,249
Pro forma total hotel operating expenses	119,518	100,676
Pro forma hotel EBITDA	$62,865	$49,573
Pro forma hotel EBITDA Margin	34.5%	33.0%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$182,383	$141,869
Total revenues - acquisitions (1)	-	9,514
Total revenues - dispositions (2)	-	(1,134)
Pro forma total revenues	182,383	150,249

Hotel Operating Expenses:
Total hotel operating expenses	119,518	95,734
Hotel operating expenses - acquisitions (1)	-	6,010
Hotel operating expenses - dispositions (2)	-	(1,068)
Pro forma hotel operating expenses	119,518	100,676

Hotel EBITDA:
Operating income	18,202	724
Recoveries of credit losses	(250)	-
Corporate general and administrative	8,005	9,137
Depreciation and amortization	36,908	36,274
Hotel EBITDA	62,865	46,135
Hotel EBITDA - acquisitions (1)	(3,910)	779
Hotel EBITDA - dispositions (2)	-	(66)
Same store hotel EBITDA	$58,955	$46,848
Hotel EBITDA - acquisitions (3)	3,910	2,725
Pro forma hotel EBITDA	$62,865	$49,573

(1)	For any hotels acquired by the Company after January 1, 2022 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2023 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2022, and March 31, 2023 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2022, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 103 hotels owned as of March 31, 2023, as if all such hotels had been owned by the Company since January 1, 2022. For hotels acquired by the Company after January 1, 2022 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2022, to March 31, 2023. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(In thousands, except operating statistics)

	2022			2023	Trailing Twelve
Pro Forma Operating Data (1,2)	Q2	Q3	Q4	Q1	Months Ended March 31, 2023
Pro forma room revenue	$169,513	$160,478	$153,736	$163,089	$646,816
Pro forma other hotel operating revenue	18,280	18,118	18,703	19,294	74,395
Pro forma total revenues	187,793	178,596	172,439	182,383	721,211
Pro forma total hotel operating expenses	116,894	117,258	110,319	119,518	463,989
Pro forma hotel EBITDA	$70,899	$61,338	$62,120	$62,865	$257,222
Pro forma hotel EBITDA Margin	37.8%	34.3%	36.0%	34.5%	35.7%

Pro Forma Statistics (1,2)
Rooms sold	1,034,603	1,011,675	963,342	950,214	3,959,834
Rooms available	1,395,182	1,410,544	1,410,583	1,380,060	5,596,369
Occupancy	74.2%	71.7%	68.3%	68.9%	70.8%
ADR	$163.84	$158.63	$159.59	$171.63	$163.34
RevPAR	$121.50	$113.77	$108.99	$118.18	$115.58

Actual Statistics
Rooms sold	1,025,340	1,010,996	963,151	950,214	3,949,701
Rooms available	1,382,673	1,409,716	1,410,358	1,380,060	5,582,807
Occupancy	74.2%	71.7%	68.3%	68.9%	70.7%
ADR	$162.68	$158.39	$159.50	$171.63	$162.96
RevPAR	$120.64	$113.59	$108.92	$118.18	$115.29

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$183,248	$178,252	$172,326	$182,383	$716,209
Total revenues from acquisitions (1)	5,253	344	113	-	5,710
Total revenues from dispositions (2)	(708)	-	-	-	(708)
Pro forma total revenues	187,793	178,596	172,439	182,383	721,211

Hotel Operating Expenses:
Total hotel operating expenses	114,074	117,149	110,277	119,518	461,018
Total hotel operating expenses from acquisitions (1)	3,337	109	42	-	3,488
Total hotel operating expenses from dispositions (2)	(517)	-	-	-	(517)
Pro forma total hotel operating expenses	116,894	117,258	110,319	119,518	463,989

Hotel EBITDA:
Operating income	43,095	17,230	6,733	18,202	85,260
(Gain) loss on disposal of assets, net	(20,484)	5	164	-	(20,315)
Loss on write down of assets	-	-	10,420	-	10,420
Recoveries of credit losses	(250)	(850)	-	(250)	(1,350)
Transaction costs	681	56	12	-	749
Corporate general and administrative	8,074	6,532	7,022	8,005	29,633
Depreciation and amortization	38,058	38,130	37,698	36,908	150,794
Hotel EBITDA	69,174	61,103	62,049	62,865	255,191
Hotel EBITDA from acquisitions (1)	(575)	(205)	(2,900)	(3,910)	(7,590)
Hotel EBITDA from dispositions (2)	(191)	-	-	-	(191)
Same store hotel EBITDA	$68,408	$60,898	$59,149	$58,955	$247,410
Hotel EBITDA from acquisitions (3)	2,491	440	2,971	3,910	9,812
Pro forma hotel EBITDA	$70,899	$61,338	$62,120	$62,865	$257,222

(1)	For any hotels acquired by the Company after April 1, 2022 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to March 31, 2023 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between April 1, 2022, and March 31, 2023 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on April 1, 2022, and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 103 hotels owned as of March 31, 2023, as if all such hotels had been owned by the Company since April 1, 2022. For hotels acquired by the Company after April 1, 2022 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from April 1, 2022, to March 31, 2023. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma and Same Store Data

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Pro Forma (103)
Rooms sold	950,214	876,489
Rooms available	1,380,060	1,365,327
Occupancy	68.9%	64.2%
ADR	$171.63	$154.34
RevPAR	$118.18	$99.08

Occupancy change	7.3%
ADR change	11.2%
RevPAR change	19.3%

	For the Three Months Ended March 31,
	2023	2022
Same-Store (99)
Rooms sold	919,767	857,146
Rooms available	1,339,470	1,339,439
Occupancy	68.7%	64.0%
ADR	$169.33	$152.30
RevPAR	$116.28	$97.46

Occupancy change	7.3%
ADR change	11.2%
RevPAR change	19.3%

(1)	Unaudited pro forma information includes operating results for 103 hotels owned as of March 31, 2023, as if each hotel had been owned by the Company since January 1, 2022. As a result, these pro forma operating and financial measures include operating results for certain hotels for periods prior to the Company’s ownership.

(2)	Same-store information includes operating results for 99 hotels owned by the Company as of January 1, 2022, and at all times during the three months ended March 31, 2023, and 2022.

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Summit Hotel Properties, Inc.
Reconciliation of Net (Loss) Income to Non-GAAP Measures – EBITDA for Financial Outlook

(in thousands)

(Unaudited)

	FYE 2023 Outlook
	Low	High
Net (loss) income	$(9,100)	$10,000
Depreciation and amortization	150,100	150,100
Interest expense	84,600	84,100
Interest income	(100)	(100)
Income tax expense	3,100	3,100
EBITDA	$228,600	$247,200
Disposition of assets, net	100	100
EBITDAre	$228,700	$247,300
Recoveries of credit losses	(300)	(300)
Amortization of key money liabilities	(100)	(100)
Equity-based compensation	7,300	7,300
Debt transaction costs	300	300
Other non-cash items, net	800	800
Loss related to non-controlling interests in consolidated joint ventures	12,300	9,200
Adjustments related to non-controlling interests in consolidated joint ventures	(58,600)	(58,600)
Adjusted EBITDAre	$190,400	$205,900

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Summit Hotel Properties, Inc.
Reconciliation of Net (Loss) Income to Non-GAAP Measures – Funds From Operations for Financial Outlook

(In thousands except per share and unit)

(Unaudited)

	FYE 2023 Outlook
	Low	High
Net (loss) income	$(9,100)	$10,000
Preferred dividends	(15,900)	(15,900)
Distributions to and accretion of redeemable non-controlling interests	(2,600)	(2,600)
Loss related to non-controlling interests in consolidated joint ventures	12,300	9,200
Net (loss) income applicable to Common Stock and Common Units	$(15,300)	$700
Real estate-related depreciation	145,800	145,800
Disposition of assets, net	100	100
Adjustments related to non-controlling interests in consolidated joint ventures	(30,900)	(30,900)
FFO applicable to Common Stock and Common Units	$99,700	$115,700
Recoveries of credit losses	(300)	(300)
Amortization of debt issuance costs	3,000	3,000
Amortization of franchise fees	600	600
Amortization of intangible assets, net	900	900
Equity-based compensation	7,300	7,300
Debt transaction costs	300	300
Other non-cash items, net	3,400	3,400
Adjustments related to non-controlling interests in consolidated joint ventures	(2,800)	(2,800)
AFFO applicable to Common Stock and Common Units	$112,100	$128,100
Weighted average diluted shares of Common Stock and Common Units for FFO and AFFO	122,400	122,400
FFO per Common Stock and Common Units	$0.81	$0.95
AFFO per Common Stock and Common Units	$0.92	$1.05

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDAre, and Hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, transaction costs, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash interest income and non-cash income tax related adjustments to our deferred tax asset. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, and certain transaction costs related to lodging property acquisition activities and debt, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of depreciation and amortization expense on assets at our corporate offices, which is de minimus. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

In September 2017, Nareit proposed a standardized performance measure, called EBITDAre, which is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. The conclusion was reached that, while dedicated REIT investors have long been accustomed to utilizing the industry’s supplemental measures such as FFO and net operating income (“NOI”) to evaluate the investment quality of REITs as real estate companies, it would be helpful to generalist investors for REITs as real estate companies to also present EBITDAre as a more widely known and understood supplemental measure of performance. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis for one measurement of the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or unusual items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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